Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1of our report dated March 29, 2024, relating to the consolidated financial statements of NRX Pharmaceuticals, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of NRX Pharmaceuticals, Inc. for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

November 12, 2024